EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 58 to the Registration Statement (File Nos. 2-92915 and 811-4096) (the “Registration Statement”) of MFS® Municipal Series Trust (the “Trust”), of my opinion dated July 24, 2006, appearing in Post-Effective Amendment No. 41 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on July 27, 2006.

CHRISTOPER R. BOHANE
Christopher R. Bohane
Assistant Clerk and Assistant Secretary

Boston, Massachusetts

July 28, 2014